EXHIBIT 99
                        Joint Filer Information

Designated Filer:              BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year:  July 8, 2005
Issuer & Symbol:               ITT Educational Services, Inc. (ESI)
Address of each Reporting Person for this Form 4:
   909 Montgomery Street, Suite 400, San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

July 11, 2005

RICHARD C. BLUM & ASSOCIATES, INC.      BLUM CAPITAL PARTNERS, L.P.
                                        By: Richard C. Blum & Associates, Inc.,
                                            its general partner

By:  /s/ Gregory D. Hitchan             By: /s/ Gregory D. Hitchan
     -----------------------              -------------------------
     Gregory D. Hitchan                    Gregory D. Hitchan
     General Counsel and Secretary         General Counsel and Secretary


BK CAPITAL PARTNERS IV, L.P.
STINSON CAPITAL PARTNERS A, L.P.
STINSON CAPITAL PARTNERS D, L.P.
STINSON CAPITAL PARTNERS M, L.P.
STINSON CAPITAL PARTNERS S, L.P.
STINSON CAPITAL PARTNERS, L.P.
STINSON CAPITAL PARTNERS II, L.P.
STINSON CAPITAL PARTNERS (QP), L.P.     STINSON CAPITAL FUND (CAYMAN), LTD.

By: BLUM CAPITAL PARTNERS, L.P.,        By: BLUM CAPITAL PARTNERS, L.P.,
    its general partner                     its investment advisor
By: Richard C. Blum & Associates, Inc., By: Richard C. Blum & Associates, Inc.,
     its general partner                      its general partner



By:  /s/ Gregory D. Hitchan             By:  /s/ Gregory D. Hitchan
    ------------------------                 -----------------------
     Gregory D. Hitchan                      Gregory D. Hitchan
     General Counsel and Secretary           General Counsel and Secretary